UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________
FORM 8-K
 _____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 6, 2026
Date of report (Date of earliest event reported)
_______________________________

PIPER SANDLER COMPANIES
(Exact Name of Registrant as Specified in its Charter)
_________________________________

Delaware		001-31720			30-0168701
(State of Incorporation)		(Commission File Number)			(IRS Employer Identification No.)

350 North 5th Street, Suite 1000
Minneapolis,	Minnesota				55401
(Address of Principal Executive Offices)					(Zip Code)

		(612)	303-6000
		(Registrant's Telephone Number, Including Area Code)

		800 Nicollet Mall, Suite 900
		Minneapolis,	Minnesota	55402
		(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	PIPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On February 6, 2026, Piper Sandler Companies (the "Company") reported its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2025. See the Company's press release dated February 6, 2026, which is furnished as Exhibit 99 hereto.

Item 8.01. Other Events.

On February 6, 2026, the Company announced that its board of directors has approved a four-for-one forward stock split of the Company's common stock, to be effected through the filing of an amendment to the Company's Amended and Restated Certificate of Incorporation that will proportionately increase the number of authorized shares of common stock. The amendment is expected to take effect at 4:30 p.m. Eastern Time on March 23, 2026. At that time, every share of the Company's common stock will automatically become four shares of common stock. The Company's common stock will begin trading on the split-adjusted basis at the start of trading on March 24, 2026.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibit

99    Press Release dated February 6, 2026

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER SANDLER COMPANIES

Date:	February 6, 2026	By	/s/ Katherine P. Clune
		Name	Katherine P. Clune
		Its	Chief Financial Officer